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                                                                     EXHIBIT 4.2

                           FORM OF EXCHANGE SECURITY

                              BANCO BRADESCO S.A.
                     ACTING THROUGH ITS GRAND CAYMAN BRANCH

         8.875% PERPETUAL NON-CUMULATIVE JUNIOR SUBORDINATED SECURITIES

                           GLOBAL REGISTERED SECURITY

No. [-]
CUSIP No.: [-]
ISIN No.: [-]

                                              Initial Principal Amount: U.S.$[-]
                                             Initial Issuance Date: June 3, 2005

This Security is one of a duly authorized issue of Securities of Banco Bradesco S.A., a company incorporated under the laws of the Federative Republic of Brazil, acting through its Grand Cayman branch (the "ISSUER"), designated as its 8.875% Perpetual Non-cumulative Junior Subordinated Securities (the "SECURITIES"), issued in an initial aggregate principal amount of U.S.$300,000,000 under an indenture (the "INDENTURE") dated as of June 3, 2005 between the Issuer and The Bank of New York Trust Company (Cayman) Limited as Trustee (the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee and the Securityholders, and of the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Securities include the Initial Securities and the Exchange Securities issued in exchange for the Initial Securities in accordance with the Registration Rights Agreement. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co. or its registered assigns, as nominee of The Depository Trust Company ("DTC") and the holder of record of this Security (the "HOLDER" or "SECURITYHOLDER"), the principal amount specified herein in U.S. dollars on any Redemption Date upon surrender hereof at the office or agency of the Trustee referred to below; provided, however, if the Issuer has provided the certificate required to be presented under Section 3.5 of the Indenture, the principal amount of the Securities shall be due as provided in the Indenture.

The Issuer promises to pay Interest on the outstanding principal amount hereof from and including June 3, 2005, or from the most recent Payment Date to which Interest has been paid or duly provided for, quarterly on March 3, June 3, September 3 and December 3 of each year, commencing on September 3, 2005 (each an "INTEREST PAYMENT DATE"), at a rate equal to

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8.875% per annum; provided, that (i) Interest on the then outstanding principal amount hereof after any Redemption Date and (ii) Interest on any overdue Interest, shall accrue (to the extent lawful) at the rate of Interest per annum applicable to the Securities; provided, further, that the Issuer may suspend the payment of Interest under the circumstances described in Section
2.8 of the Indenture.Interest payable, and punctually paid or duly provided for, on this Security on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Security
(or one or more predecessor Securities) is registered at the close of business on the relevant Record Date for such interest payment.

Principal or interest on any Security that is payable on any Interest Payment Date or Redemption Date as provided herein shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business, New York City time, on the Record Date for such payment. Payment of principal of and interest on the Securities shall be made at the Place of Payment (or, if such office is not in The City of New York, at either such office or an office to be maintained in such City) as provided herein. Subject to Section 12.9 of the Indenture, in the event the date for any payment of the principal of or interest on any Security is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Security shall be calculated based on a 360-day year of twelve 30-day months.

This Security does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

The Securities are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

If a Payment Default shall occur and be continuing, holders shall be entitled to the rights and remedies provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Securities shall be issued only in fully registered form, without coupons. Subject to Section 2.2(b) of the Indenture, Exchange Securities shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$2,000 and integral multiples of $1,000 in excess thereof.

Prior to and at the time of due presentment of this Security for registration of transfer, the Issuer, the Trustee, the Security Registrar and any agent of the Issuer, the Security Registrar or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Issuer, the Trustee, the Security Registrar nor any agent thereof shall be affected by notice to the contrary.

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Unless the certificate of authentication hereon has been duly executed by the
Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE SUBORDINATION PROVISIONS WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF BRAZIL.

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IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed.

                                       BANCO BRADESCO S.A.

                                       ACTING THROUGH ITS GRAND CAYMAN BRANCH

                                       By:______________________________________
                                          Name:
                                          Title:

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                         CERTIFICATE OF AUTHENTICATION

  This is one of the Securities referred to in the within-mentioned Indenture.

                                       THE BANK OF NEW YORK TRUST
                                       COMPANY (CAYMAN) LIMITED,
                                       as Trustee

                                       By:______________________________________
                                                 Authorized Signatory

                                       Date:

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                      SCHEDULE OF TRANSFERS AND EXCHANGES

                               Aggregate                                 Authorized signature
                          principal amount of        Current principal      by or on behalf
       Date of          Securities transferred or     amount of this        of the Security
transfer or exchange           exchanged                  Security              Registrar
--------------------    -------------------------    -----------------   ---------------------

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                                ASSIGNMENT FORM

      To assign this Security, fill in the form below: For value received, (I) or (we) hereby sell, assign and transfer this Security to

________________________________________________________________________________
                 (Insert Assignee's Soc. Sec. or Tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or Type Assignee's Name, Address and Zip Code)

and irrevocably appoint_________________________________________________________

Attorney to transfer this Security on the books of the Security Registrar with full power of substitution in the premises.
________________________________________________________________________________

Date:________________________

                              Your Signature____________________________________
                                  (Sign exactly as your name appears on the face of this Security)